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                                                                    EXHIBIT 99.1

                 [Logo]        EAGLE SUPPLY GROUP, INC.


CONTACT:                                        OR:
Douglas P. Fields, Chairman and CEO                       The Equity Group Inc.
Frederick M. Friedman, Executive VP and CFO               Adam Prior
Tel: 212-986-6190                                         Tel: (212) 836-9606
Fax: 212-972-0326                                         Devin Sullivan
www.eaglesupplygroup.com                                  Tel: (212) 836-9608
                                                          www.theequitygroup.com

                              FOR IMMEDIATE RELEASE

                   EAGLE SUPPLY GROUP, INC. MAKES ANNOUNCEMENT

NEW YORK, N.Y. - September 13, 2002 -- Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap and BSE: EEGL and EEGLW), one of the largest wholesale distributors of residential roofing, drywall and masonry supplies and related products in the United States, today announced that the Company was advised on September 12, 2002, by vFinance Investments, Inc. and its counsel that the investors associated with the previously announced Securities Purchase Agreement have declined to make the additional investment required. This Securities Purchase Agreement provided for the issuance and sale of Common Stock and Purchaser Warrants in two equal and separate tranches. Accordingly, the previously announced second tranche has not closed, and the Company believes that it is unlikely that the second tranche will close. The Company currently is analyzing the situation to determine the most appropriate course of action with respect to these developments.

On May 15, 2002, Eagle entered into the Securities Purchase Agreement with certain accredited investors to sell 1,090,909 shares of the Company's common stock, $0.0001 par value per share, and warrants to purchase up to 109,091 shares of Common Stock in a private placement transaction for gross proceeds to the Company, prior to the deduction of fees, expenses, and commissions, of $3 million.

In the first tranche, which closed on May 16, 2002, the Company received $1.5 million in gross proceeds for the sale of 545,455 shares of Common Stock and the issuance of Purchaser Warrants for the purchase of up to 54,545 shares of Common Stock. In addition to the payment of cash commissions of $150,000 and $12,250 in legal fees, the Company also issued warrants to purchase up to 54,545 shares of Common Stock to vFinance Investments, Inc. for its services in connection with the private placement. The Company paid its own attorney's fees and expenses and other related costs and expenses.

ABOUT EAGLE SUPPLY

Eagle, with corporate offices in New York City and operations headquarters in Mansfield, Texas, is one of the largest wholesale distributors of roofing, drywall and masonry supplies and related products in the United States. Eagle sells primarily to contractors, subcontractors and builders engaged in roofing, drywall and masonry repair and construction of new residences and commercial properties. The Company sells its products through its own distribution facilities and direct sales force.


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             122 EAST 42ND STREET * SUITE 1116 * NEW YORK, NY 10168



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Eagle Supply Group, Inc.                                                  Page 2
September 13, 2002


This document includes statements that may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include the following:

- general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;

- inability to find suitable equity or debt financing when needed on terms commercially reasonable to us;

- inability to locate suitable facilities or personnel to open or maintain distribution center locations;

- inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions;

- interruptions or cancellation of sources of supply of products to be distributed or significant increases in the costs of such products;

- changes in the cost or pricing of, or consumer demand for, our industry's distributed products;

- an inability to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;

-       a significant increase in competitive pressures; and

- changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board.




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             122 EAST 42ND STREET * SUITE 1116 * NEW YORK, NY 10168



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Eagle Supply Group, Inc.                                                  Page 3
September 13, 2002


Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies. We do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.



















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             122 EAST 42ND STREET * SUITE 1116 * NEW YORK, NY 10168